Exhibit 1.1

CHINA UNICOM LIMITED	(Stock Code: 762)

(Incorporated in Hong Kong with limited liability under Companies Ordinance)

Announcement

Poll Results at Annual General Meeting

China Unicom Limited (the “Company”) is pleased to announce the poll results in respect of the resolutions proposed at the Annual General Meeting (the “AGM”) of the Company held on 12 May 2004 as follows:-

			No. of Votes
Agenda			For	Against	Aggregrate For and Against

1.	To receive and approve the financial statements and the Reports of the Directors and of the Auditors for the year ended 31 December 2003.		10,530,256,909	279,990	10,530,536,899

	As more than 50% of the votes were cast in favour of the resolution, the resolution was carried.

2.	To declare a final dividend of RMB0.10 (HK$0.0943) per share for the year ended 31 December 2003.		10,534,231,619	123,280	10,534,354,899

	As more than 50% of the votes were cast in favour of the resolution, the resolution was carried.

3.	(i)	To elect Mr. Linus, Cheung Wing Lam as a Director;	10,482,996,389	5,770,510	10,488,766,899

	(ii)	To re-elect Mr. Tong Jilu as a Director;	10,483,420,399	5,346,500	10,488,766,899

	(iii)	To re-elect Mr. Zhao Le as a Director;	10,483,397,649	5,369,250	10,488,766,899

	(iv)	To re-elect Mr. Liu Yunjie as a Director;	10,483,397,649	5,369,250	10,488,766,899

	(v)	To re-elect Mr. Wu Jinglian as a Director;	10,483,395,649	5,371,250	10,488,766,899

	(vi)	To re-elect Mr. Lo Wing Yan, William as a Director;	10,483,399,649	5,367,250	10,488,766,899

	(vii)	To re-elect Mr. Ye Fengping as a Director; and	10,483,393,649	5,367,250	10,488,760,899

	(viii)	To authorize the Directors to fix directors’ fees for the year ending 31 December 2004.	10,482,719,659	5,999,240	10,488,718,899

	As more than 50% of the votes were cast in favour of the resolution, the resolution was carried.

4.	To re-appoint PricewaterhouseCoopers as auditors, and to authorize the Directors to fix their remuneration for the year ending 31 December 2004.		10,534,075,529	285,370	10,534,360,899

	As more than 50% of the votes were cast in favour of the resolution, the resolution was carried.

		No. of Votes
Agenda		For	Against	Aggregrate For and Against

5.	As special resolution: To approve the amendments to the articles of association of the Company.	10,535,414,379	488,520	10,535,902,899

	As more than 75% of the votes were cast in favour of the resolution, the resolution was carried.

6.	To grant a general mandate to the Directors to repurchase shares in the Company not exceeding 10% of the existing issued share capital.	10,535,534,109	92,171,567	10,627,705,676

	As more than 50% of the votes were cast in favour of the resolution, the resolution was carried.

7.	To grant a general mandate to the Directors to issue, allot and deal with additional shares in the Company not exceeding 20% of the existing issued share capital.	10,049,611,284	579,094,392	10,628,705,676

	As more than 50% of the votes were cast in favour of the resolution, the resolution was carried.

8.	To extend the general mandate granted under resolution 7 to the Directors to issue, allot and deal with shares by the number of shares repurchased.	10,535,011,219	92,680,457	10,627,691,676

	As more than 50% of the votes were cast in favour of the resolution, the resolution was carried.

As of the date of the AGM, the total number of issued shares of the Company which entitle the holders to attend and vote at the AGM is 12,561,596,070 shares. There is no share of the Company which entitles the holder to attend and vote only against the resolutions at the AGM.

The scrutineer for the vote-taking of the poll of the AGM was the share registrar of the Company, Hong Kong Registrars Limited.

The Board of Directors of the Company comprises of:

Executive Directors:	Wang Jianzhou, Tong Jilu, Zhao Le, Lo Wing Yan, William and Ye Fengping

Non-Executive Directors:	Liu Yunjie

Independent Non-Executive Directors:	Wu Jinglian, Craig O. McCaw (Alternate Director to Craig O. McCaw: C. James Judson), Shan Weijian and Cheung Wing Lam, Linus.

By Order of the Board
China Unicom Limited
Yee Foo Hei
Company Secretary

Hong Kong, 12 May 2004